BOSTON SCIENTIFIC ANNOUNCES AGREEMENT TO ACQUIRE AUGMENIX, INC.

Acquisition expands portfolio of men’s health in-office procedures with adjunctive therapy for prostate cancer patients

MARLBOROUGH, Mass., Sept. 6, 2018- Boston Scientific Corporation (NYSE: BSX) today announced that it has entered into a definitive agreement to acquire Augmenix, Inc., a privately-held company which has developed and commercialized the SpaceOAR® System, a therapy used to reduce common and debilitating side effects that men may experience after receiving prostate cancer radiotherapy. The transaction consists of an upfront cash payment of $500 million, and up to $100 million for reaching sales-based milestones.

Each year, more than 1.1 million men are diagnosed with prostate cancer worldwide and approximately 400,000 men will undergo prostate radiotherapy.1,2 One of the most common complications of treatment is rectal radiation injury, due to the rectum’s proximity to the prostate and the resulting high doses of inadvertent radiation exposure. Prior to radiation therapy, the SpaceOAR hydrogel is injected to create additional space between the rectum and prostate during treatment, thereby reducing rectal radiation dose and associated side effects.

The SpaceOAR hydrogel is CE Marked, cleared by the FDA and has been used in more than 30,000 patients worldwide. As a result of commercial adoption, expanded U.S. reimbursement and a total addressable market valued at $750M, product sales are estimated to reach $50M in 2018, and approach $90M in 2019.

“The acquisition furthers our category leadership strategy in urology and the SpaceOAR hydrogel is a crucial addition to our growing prostate health treatment portfolio of products that improve the quality of life and clinical outcomes for men with prostate cancer and benign prostatic hyperplasia,” said Dave Pierce, president, MedSurg, Boston Scientific. “The injection of this hydrogel during a minimally-invasive, in-office procedure can reduce the unwanted and unintended side effects of prostate radiation and provide substantial peace of mind for patients and their treating physicians.”

Clinical trials in Europe and the U.S. have demonstrated that the space created by the hydrogel significantly reduces the amount of radiation delivered to the rectum. Additionally, the randomized SpaceOAR hydrogel U.S. clinical trial demonstrated that patients who received the hydrogel spacer reported significantly less rectal pain during prostate radiotherapy and had significantly less severe long-term rectal complications, including zero incidence of grade 2 rectal toxicity versus a 5.7% rate experienced by patients without the spacer.

A single injection of the SpaceOAR hydrogel is designed to maintain the space between the rectum and prostate for three months - within the duration of a standard radiation treatment schedule. The absorbable hydrogel is gradually reabsorbed by the body within six months of injection.

“We are proud of the clinical and commercial outcomes we’ve been able to achieve for SpaceOAR hydrogel thus far, and are excited to drive accelerated adoption leveraging Boston Scientific’s urology and pelvic health expertise,” said John Pedersen, chief executive officer, Augmenix. “The company also has the additional resources needed to further explore expansion of indication to other organs throughout the body that could benefit from space creation - such as gynecological and pancreatic cancers.”

The transaction is expected to be immaterial to adjusted earnings per share in 2018 and 2019, accretive in 2020 and increasingly accretive thereafter. On a GAAP basis, the transaction is expected to be less accretive, or more dilutive as the case may be, due to amortization expense and acquisition-related net charges. The acquisition is projected to close early in the fourth quarter of 2018, subject to customary closing conditions.

Augmenix, founded in 2008 based on technology from Incept LLC, is based in Bedford, MA, and has approximately 140 employees. Additional information about Augmenix and the SpaceOAR Hydrogel can be found at www.spaceoar.com.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world. As a global medical technology leader for more than 35 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding our business plans, regulatory approvals, the closing of the acquisition, product development and product performance and impact. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and future business decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

Use of Non-GAAP Financial Measures

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such as amortization expense and acquisition-related net charges (credits). These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes. For further information regarding our non-GAAP measures, see Part II, Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations in our most recent Annual Report on Form 10-K, which we may update in Quarterly Reports on Form 10-Q we have filed or will file hereafter.

CONTACTS:
Trish Backes
Media Relations
Boston Scientific Corporation
651-582-5887 (office)
Trish.backes@bsci.com

Susie Lisa, CFA
Investor Relations
Boston Scientific Corporation
(508) 683-5565 (office)
BSXInvestorRelations@bsci.com

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1 Ferlay JSI, et al.GLOBOCAN 2012: Estimated cancer incidence and mortality worldwide in 2012 v1.0. International Agency for Research on Cancer, World Health Organization. Cancer Base No. 11; 2013.

2 Data on file. Boston Scientific. August 2018.